SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2003

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated August 13, 2003.

Item 9. Regulation FD Disclosure

On August 13, 2003, the Company issued a press release announcing management changes. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: August 13, 2003

By: /s/ Jack Corrigan

Jack Corrigan

Vice President and Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale,CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 August 13, 2003
Contact:           Mr. Jack Corrigan
                          (818)244-8080, Ext. 663

PS Business Parks, Inc. announces management changes

Glendale, California – PS Business Parks, Inc. (AMEX:PSB) announced today that Joseph D. Russell, Jr. was elected a director and Chief Executive Officer of the Company to succeed Ronald L. Havner, Jr. Mr. Havner will continue as Chairman of the Board of Directors and intends to remain active in the Company’s business, focusing on strategic and financial initiatives. Mr. Russell was also elected a director of the newly expanded Board.

Mr. Russell has served as President of the Company since September 2002. Before joining PSB he had worked at Spieker Partners for more than ten years, becoming an officer of Spieker Properties when it went public as a REIT in 1993. Prior to its merger with Equity Office properties (EOP) in 2001, Mr. Russell was President of Spieker Properties’ Silicon Valley Region. Mr. Russell earned a Bachelor of Science degree from the University of Southern California and a Masters of Business Administration from the Harvard Business School.

Commenting on Mr. Russell’s appointment, Mr. Havner stated “Joe’s appointment as CEO and director continues a logical and smooth transition in management succession. The Board has been very impressed with Joe and we look forward to supporting him in his leadership of PSB.”

PSB also announced that its chief financial officer, Jack E. Corrigan, intends to resign in order to spend more time with his family. Mr. Corrigan will remain with the Company until his successor is hired and becomes familiar with the Company’s operations.

Commenting on Mr. Corrigan’s decision, Mr. Havner stated, “Jack’s contributions to our Company have been tremendous and in numerous areas. When he joined PSB, we were an infant public company. During his stewardship as CFO, PSB has tripled in size, attained investment grade ratings and delivered exceptional value and share price performance to our owners. Jack has been associated with the Public Storage organization for over a decade. We respect his decision and will greatly miss his counsel, financial acumen and comradery. He is an exceptional person.”

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2003, PSB wholly-owned approximately 14.9 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated primarily in California (5,110,000 sq. ft.), Texas (2,895,000 sq. ft.), Oregon (1,973,000 sq. ft.), Virginia (2,621,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusiness parks.com.